Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that Amendment No. 1 to Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of ordinary shares, no par value, of Evotec SE is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated: October 14, 2026

MUBADALA INVESTMENT COMPANY PJSC

By:	/s/ Shahzad Ahmed Khan
Name: Shahzad Ahmed Khan
Title: Authorized Signatory

MAMOURA DIVERSIFIED GLOBAL HOLDING PJSC

By:	/s/ Shahzad Ahmed Khan
Name: Shahzad Ahmed Khan
Title: Authorized Signatory

MUBADALA TECHNOLOGY INVESTMENTS LLC

By:	/s/ Hernan Pellegrini
Name: Hernan Pellegrini
Title: Authorized Signatory

ATIC SECOND INTERNATIONAL INVESTMENT COMPANY LLC

By:	/s/ Hernan Pellegrini
Name: Hernan Pellegrini
Title: Authorized Signatory

NINETY FOURTH INVESTMENT COMPANY LLC

By:	/s/ Shahzad Ahmed Khan
Name: Shahzad Ahmed Khan
Title: Authorized Signatory